Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Hope Bancorp, Inc.
Los Angeles, California
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 3, 2016, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Hope Bancorp, Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/BDO USA, LLP

BDO USA, LLP
Los Angeles, California
August 18, 2016